SCHEDULE A

Dated November 17, 2015

The following is a restatement to the existing Schedule A of the Amended and Restated Distribution Agreement between the Manning & Napier Fund, Inc. and Manning & Napier Investor Services, Inc.:

Name of Series

Pro-Blend Maximum Term Series

Pro-Blend Conservative Term Series

High Yield Bond Series

International Series

Tax Managed Series

Global Fixed Income Series

Pro-Blend Moderate Term Series

Pro-Blend Extended Term Series

New York Tax Exempt Series

Ohio Tax Exempt Series

Diversified Tax Exempt Series

World Opportunities Series

Equity Series

Overseas Series

Core Bond Series

Unconstrained Bond Series

Target Income Series

Target 2015 Series

Target 2020 Series

Target 2025 Series

Target 2030 Series

Target 2035 Series

Target 2040 Series

Target 2045 Series

Target 2050 Series

Target 2055 Series

Target 2060 Series

Disciplined Value Series

Real Estate Series

Emerging Markets Series

Non-U.S. Equity Select Series

U.S. Equity Select Series

Quality Equity Series

Strategic Income Conservative Series

Strategic Income Moderate Series

U.S. Disciplined Value Series

International Disciplined Value Series

Dynamic Opportunities Series

Focused Opportunities Series

Equity Income Series

Managed Futures Series